UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On January 30, 2013, Auxilium Pharmaceuticals, Inc. (“Auxilium” or the “Company”) completed its previously announced offering of 1.50% Convertible Senior Notes due 2018 (the “Convertible Notes”). Auxilium issued $350.0 million aggregate principal amount of Convertible Notes, which included $25.0 million aggregate principal amount of Convertible Notes issued pursuant to the exercise in full by the underwriters of their option to purchase additional Convertible Notes, in an offering (the “Offering”) registered under the Securities Act of 1933, as amended.

In connection with the closing of the Offering, the Company entered into the Indenture, dated as of January 30, 2013, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), providing for the issuance of debt securities from time to time, and the First Supplemental Indenture, dated as of January 30, 2013, by and between the Company and the Trustee, setting forth the terms of the Convertible Notes. Copies of the Indenture and the First Supplemental Indenture are filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively, and the descriptions of the terms of the Indenture and the First Supplemental Indenture are qualified in their entirety by reference to such exhibits. The First Supplemental Indenture contains the Form of Convertible Note, which is filed as Exhibit 4.3 to this Form 8-K, and the description of the terms of the Convertible Note is qualified in its entirety by reference to such exhibit.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture by and between Auxilium Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, dated January 30, 2013.
4.2	First Supplemental Indenture by and between Auxilium Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, dated January 30, 2013.
4.3	Form of Convertible Note (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: January 31, 2013	By:	/s/ Andrew I. Koven
Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture by and between Auxilium Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, dated January 30, 2013.
4.2	First Supplemental Indenture by and between Auxilium Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, dated January 30, 2013.
4.3	Form of Convertible Note (included in Exhibit 4.2).